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                                                  Filed Pursuant to rule 424(b)3
                                                  Registration No. 333-38213


[LOGO]        Mellon Financial Corporation

              __________________________________________



                           Direct Stock Purchase and
                          Dividend Reinvestment Plan




                            [PICTURE APPEARS HERE]



Dreyfus


                               ____________________________
                               PROSPECTUS
                               October 25, 1999


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 TABLE OF CONTENTS

                                                                            Page
Mellon Financial Corporation Direct Stock Purchase and
 Dividend Reinvestment Plan..................................................  1
Mellon Financial Corporation.................................................  2
Summary......................................................................  3
Administrator................................................................  4
Inquiries: ChaseMellon Shareholder Services..................................  4
Enrollment...................................................................  5
Investment Options...........................................................  6
Purchasing Shares through the Plan...........................................  8
Selling Shares through the Plan..............................................  9
Safekeeping of Your Stock Certificates and Book Entry........................ 10
Gifts or Transfers of Shares................................................. 11
Issuance of Certificates..................................................... 12
Plan Service Fees............................................................ 12
Tracking Your Investments.................................................... 13
U.S. Federal Income Tax Information.......................................... 14
Available Information........................................................ 15
Miscellaneous................................................................ 16
  Stock Splits, Stock Dividends and Other Distributions...................... 16
  Voting of Proxies.......................................................... 16
  Responsibility of Administrator and Mellon................................. 16
  Legal Matters.............................................................. 17
  Plan Modification or Termination........................................... 17
  Change of Eligibility; Termination......................................... 17
  Foreign Participation...................................................... 17
  Independent Public Accountants............................................. 17
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--------------------------------------------------------------------------------
 MELLON FINANCIAL CORPORATION
 DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

This prospectus describes the Mellon Financial Corporation Direct Stock Purchase and Dividend Reinvestment Plan. The Plan promotes long-term ownership in Mellon Financial Corporation by offering:

 . A simple, cost-effective method for you to purchase shares of common stock directly from Mellon;

 . A way to increase your Mellon holdings by reinvesting your cash dividends;
   and

 . The opportunity for you to purchase additional shares of Mellon common stock by making optional cash investments.

You do not have to be a current Mellon shareholder to participate in the Plan. You can purchase your first shares of Mellon common stock through the Plan by making an initial investment of $500 or more, including an enrollment fee of $6.00.

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved these securities or has determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

Securities purchased or held under the terms of the Plan are not insured by the FDIC or SIPC and may lose value. There is no bank guarantee attached to such securities.

                                       1
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--------------------------------------------------------------------------------
 MELLON FINANCIAL CORPORATION

Mellon Financial Corporation is a global financial services company headquartered in Pittsburgh, Pennsylvania, which engages principally in two core businesses, fee services and banking:

 . FEE SERVICES, providing investment products, including mutual funds, private asset management and electronic brokerage services for consumers; and for corporations and institutions, investment management, master trust, global custody, foreign exchange, securities lending, cash management, defined contribution services, and employee benefits consulting, compensation consulting and outsourcing services for benefit plans of corporations, government entities, plan sponsors and Taft-Hartley plans. Mellon's mutual fund businesses are The Dreyfus Corporation, Founders Asset Management and in the European community, Newton Management Limited.

 . BANKING, providing retail financial services for consumers and small businesses; and providing products and services related to capital markets, venture capital, asset-based lending, loan underwriting and syndications, leasing and real estate finance for middle market and large corporations and institutions.

Headquartered in Pittsburgh, Pennsylvania, Mellon has operations or joint ventures around the world. While Mellon uses the name Mellon Bank for its banking activities in most markets, the name Mellon PSFS is used in Philadelphia, and Boston Safe Deposit and Trust Company is used in Boston. Mellon uses Mellon Trust as the service mark for its trust and investment businesses and uses the names Mellon, Mellon Private Asset Management(R), The Boston Company and Boston Safe Deposit and Trust Company to identify the individual businesses operating under the name Mellon Trust. Mellon's mutual fund and institutional investment management services are marketed under the Dreyfus brand name, while its human resources consulting business operates under the name Buck Consultants, Inc. Mellon's principal executive offices are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001, telephone number (412) 234-5000.

                                       2
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--------------------------------------------------------------------------------
 SUMMARY

> ENROLLMENT:

 . New shareholders can join the Plan by making an initial investment of at least $500, including an enrollment fee of $6.00 and a trading fee of $.12 per share if the shares are purchased for you in the open market. You can pay by check or have your payment automatically withdrawn from your bank account in 10 monthly installments of $100 (a minimum of $1,000).

 . Existing Mellon shareholders can participate by submitting a completed enrollment form. If your shares are held in a brokerage account, you may participate directly by transferring registration of some or all of your shares into your name and submitting an enrollment form. No fee payment is required if you are already a Mellon shareholder.

> REINVESTMENT OF DIVIDENDS: You can reinvest all or a portion of your cash dividends to purchase additional shares of Mellon common stock without paying trading fees. In order to take advantage of the dividend reinvestment option, you must reinvest the dividends on at least five shares.

> FULL INVESTMENT: Full investment of your dividends is possible because you will be credited with both whole and fractional shares. Dividends are paid not only on whole shares, but also proportionately on fractional shares.

> OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Mellon common stock without paying any fees. You can invest a minimum of $100 up to $100,000 per calendar month. You can pay by check or have your payment automatically withdrawn from your bank account.

> SAFEKEEPING OF CERTIFICATES: You can deposit your Mellon common stock certificates with ChaseMellon Shareholder Services for safekeeping, at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request. However, fractional shares will not be issued.

> GIFTS AND TRANSFERS OF SHARES: You can give or transfer your stock to others.

> SELL SHARES CONVENIENTLY: If you choose to sell your Mellon common stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

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> TRACKING YOUR INVESTMENT: You will receive a statement or a notification after each transaction you make under the Plan. Statements provide the details of the transaction and show the share balance in your Plan account.

--------------------------------------------------------------------------------
 ADMINISTRATOR

The Chase Manhattan Bank has been designated by Mellon to administer the Plan and act as Agent for the participants. The Chase Manhattan Bank has designated its affiliates, ChaseMellon Shareholder Services, L.L.C. and Chase Securities Inc., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements, and perform other duties required by the Plan.

--------------------------------------------------------------------------------
 INQUIRIES: CHASEMELLON SHAREHOLDER SERVICES

For information about the Plan contact ChaseMellon Shareholder Services:

 ChaseMellon Shareholder Services:           1-800-205-7699
 Outside the United States call collect:     (212) 946-7435
 Internet:                                   HTTP://WWW.MELLON.COM
                                             HTTP://WWW.CHASEMELLON.COM

Written requests and notices should be mailed as follows:



 Send Correspondence and all              Send Optional Cash Investments to:
 requests except Optional Cash
 Investments to:                          CHASEMELLON SHAREHOLDER SERVICES
                                          OPTIONAL CASH INVESTMENTS
 CHASEMELLON SHAREHOLDER SERVICES         P.O. BOX 382009
 P.O. BOX 3338                            PITTSBURGH, PA 15250-8009
 SOUTH HACKENSACK, N.J. 07606-1938

                                          Send check or money order payable
 Please include your daytime              to Mellon Financial Corporation in
 telephone number.                        U.S. dollars (please use
                                          transaction stub at bottom of
                                          statement.)

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--------------------------------------------------------------------------------
 ENROLLMENT

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the United States, you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

_ IF YOU DO NOT CURRENTLY OWN ANY MELLON COMMON STOCK, you can join the Plan by making an initial investment of at least $500, but not more than $l00,000. You can join the Plan by returning a completed Enrollment Form to ChaseMellon Shareholder Services along with your check or money order payable to "Mellon Financial Corporation". Alternatively, if you authorize monthly investments for a minimum of 10 months, you can initiate your investments for a minimum of $100 per month, but not more than $100,000 per month. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. A $6.00 enrollment fee and a trading fee of $.12 per share (if the shares are purchased for you in the open market) will be deducted from your initial payment. See "Purchasing Shares Through the Plan" on page 8.

_ IF YOU ALREADY OWN MELLON COMMON STOCK AND SHARES ARE REGISTERED IN YOUR NAME, you may join the Plan by returning a completed Enrollment Form to ChaseMellon Shareholder Services.

_ IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your Mellon common shares in your name. You can then join the Plan by returning a completed Enrollment Form to ChaseMellon Shareholder Services.

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--------------------------------------------------------------------------------
 INVESTMENT OPTIONS

Once enrolled in the Plan, you have the following choices:

_ DIVIDEND REINVESTMENT: You can choose to reinvest all or a portion of the cash dividends paid on your shares held in the Plan toward the purchase of additional shares of Mellon common stock. To participate in the reinvestment feature of the Plan, you must reinvest the dividend on a minimum of five shares. If the number of shares on which dividends are reinvested falls below five shares, you will receive a check for the full amount of the dividend. You can change your election and dividend reinvestment options at any time by notifying ChaseMellon Shareholder Services. For a particular dividend to be reinvested, your notification must be received prior to the record date for the dividend. Mellon's record date is normally on or about the last business day of January, April, July and October. If you have any questions about the record date, please call ChaseMellon Shareholder Services at 1-800-205-7699.

If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form.

                           FULL DIVIDEND REINVESTMENT
--------------------------------------------------------------------------------
 You may purchase additional shares of Mellon common stock by reinvesting all of your cash dividends.


                         PARTIAL DIVIDEND REINVESTMENT
--------------------------------------------------------------------------------
 You may purchase additional shares of Mellon common stock by reinvesting some of your dividends and receive the balance of your dividends in cash.
 If you choose to reinvest less than all of your dividends, you must specify the percent of shares on which dividends will be reinvested

 DEPOSIT CASH DIVIDENDS ELECTRONICALLY: You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. This can be accomplished by completing the appropriate sections of the Enrollment Form or by notifying ChaseMellon Shareholder Services. Direct Deposit Authorization Forms will be acted upon as soon as practical after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying ChaseMellon Shareholder Services.

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If you do not elect to reinvest your dividends, all cash dividends will be paid to you by check or electronic deposit, depending upon your election under the Plan.

_ OPTIONAL CASH INVESTMENTS: You can purchase additional shares of Mellon common stock by using the Plan's optional cash investment feature. Optional cash investment must be at least $100 and cannot exceed $l00,000 per month. Interest will not be paid to you on amounts held pending investment.

  By Check or Money Order: Optional investments can be made by check or money order payable to Mellon Financial Corporation. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your Plan account statement.
Mail your check and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 15 days from the receipt of the check. This limitation on withdrawal or sale may be waived in individual cases by Mellon in its sole discretion.

  By Automatic Withdrawal from a Bank Account: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. For information on how to set up an automatic monthly withdrawal from your bank account, contact ChaseMellon Shareholder Services.

  Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify ChaseMellon Shareholder Services in writing to change or terminate automatic withdrawal.

  A $25.00 fee will be assessed for a check or automatic monthly withdrawal that is returned for insufficient funds.

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 PURCHASING SHARES THROUGH THE PLAN

_ PURCHASE INTERVALS: The Administrator will make purchases for initial and optional investments as promptly as practical, but at least once each week. Purchases for reinvestment of dividends will be made on a quarterly basis and extend over a number of days to meet the requirements of the Plan.

_ SOURCE AND PRICING OF SHARES:

 SOURCE OF SHARES: Mellon common stock used to meet the requirements of the Plan will either be purchased in the open market by the Administrator or issued directly by Mellon from authorized but unissued shares or treasury shares. Mellon intends to use the proceeds from any newly issued shares or treasury shares for general corporate purposes.

 SHARES PURCHASED IN THE OPEN MARKET: If the shares are purchased in the open market, the price per share will be the weighted average purchase price of shares purchased to satisfy Plan requirements. All fractional shares are calculated to four decimals and are credited to your account. Except on initial investments, trading fees incurred by the Plan for purchases will be paid by Mellon and will be reported to you as taxable income. A trading fee of $.12 per share will be charged on initial investments.

 SHARES PURCHASED FROM MELLON: If the shares are purchased from Mellon for initial and optional investments, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the three day period preceding the date the shares are purchased. If the shares are purchased from Mellon for quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three day period preceding the dividend payment date. If there is no trading of Mellon common stock on the NYSE for a substantial period of time during the pricing period, then the price per share will be determined by Mellon on the basis of such market quotations as it considers appropriate.

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_ TIMING AND CONTROL: Because the Administrator will be the purchasing party on behalf of the Plan, neither Mellon nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker/dealer making the purchases. Therefore, you will not be able to precisely time purchases and will bear the market risk associated with fluctuations in the price of Mellon's common stock. That is, if you send in an initial or optional investment, it is possible that the market price of Mellon's common stock could go up or down before the Administrator purchases stock with your funds. In addition, you will not earn interest on initial or optional investments for the period before the shares are purchased.

 Mellon engages in repurchases of its common stock from time to time for various corporate purposes. Such repurchases may occur during pricing periods.

--------------------------------------------------------------------------------
 SELLING SHARES THROUGH THE PLAN

You can sell any number of shares held in your Plan account, or in book entry form, by notifying ChaseMellon Shareholder Services. Sales will be made by the Administrator at least weekly, but may be made more frequently if volume dictates. The sale price for shares sold will be the weighted average price of shares sold during that period. You will receive the proceeds of the sale less a $15.00 sales transaction fee, a trading fee, and any required tax withholdings. See "Plan Service Fees" on page 12.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request ChaseMellon Shareholder Services to either transfer or issue a certificate for your shares. See "Issuance of Certificates" on page 12.

Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

TIMING AND CONTROL: Neither Mellon nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker/dealer making the sale. Therefore, you will not be able to precisely time sales and will bear the market risk associated with fluctuations in the price of Mellon's common stock. That is, if you send in a sell request it is possible that the market price of Mellon common stock could go up or down before the Administrator sells your shares.

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--------------------------------------------------------------------------------
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Shares of Mellon common stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on page 13.

Any Mellon shareholder may use the Plan's safekeeping service to deposit their Mellon common stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you retain the option of receiving cash dividends or reinvesting your dividends (provided that you reinvest the dividends on a minimum of five shares) or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to ChaseMellon Shareholder Services.

To use the safekeeping service, send your certificates to ChaseMellon Shareholder Services by registered mail with written instructions to deposit them in safekeeping. Certificates forwarded to ChaseMellon Shareholder Services by registered mail will automatically be covered by an Administrator blanket bond up to the first $100,000 of value. The certificates should not be endorsed, and the assignment section should not be completed.

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--------------------------------------------------------------------------------
 GIFTS OR TRANSFERS OF SHARES

YOU CAN GIVE OR TRANSFER MELLON COMMON SHARES TO ANYONE YOU CHOOSE BY:

_ Making a minimum initial $500 cash investment to establish an account in the recipient's name;
_ Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $100 nor more than $100,000; or _ Transferring shares from your account to the recipient.

Transfers must be made in whole shares unless you transfer your entire account. Shares can be transferred to new or existing shareholders. If a request regarding the "partial sale/transfer the balance" or "transfer all shares" in a Plan account reinvesting the dividends is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with the reinvested dividends. This hold period could be as long as four weeks.

All accounts opened will be automatically enrolled in full dividend reinvestment, provided there is a minimum of five shares transferred. New participants, at their discretion, may elect another option.

Signatures must be guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the authorization papers or certificate(s) is in fact the registered owner(s) as it appears on the stock certificate(s) or stock power. You should contact your bank or broker for more information regarding the Medallion Guarantee program.

If you need additional assistance, please call ChaseMellon Shareholder Services at 1-800-205-7699.

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--------------------------------------------------------------------------------
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying ChaseMellon Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two to three weeks of mailing your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name(s) other than your Plan account registration, the signature(s) on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as previously described.

--------------------------------------------------------------------------------
 PLAN SERVICE FEES

ENROLLMENT FEE FOR NEW INVESTORS....................$6.00 per account enrollment
INITIAL PURCHASE OF SHARES
  Direct issuance......................................................No Charge
  Open market purchase...........................................$0.12 per share
SALES OF SHARES (partial or full)
  Transaction Fee....................................$15.00 per sale transaction
  Trading Fee....................................................$0.12 per share
REINVESTMENT OF DIVIDENDS..............................................No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC  INVESTMENT...........No Charge
GIFT OR TRANSFER OF SHARES.............................................No Charge
SAFEKEEPING OF STOCK CERTIFICATES......................................No Charge
CERTIFICATE ISSUANCE...................................................No Charge
RETURNED CHECKS OR REJECTED AUTOMATIC  WITHDRAWALS...............$25.00 per item
DUPLICATE STATEMENTS
 Current year..........................................................No Charge
 Prior year(s).........................................$20.00 per year requested

The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale.

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--------------------------------------------------------------------------------
 TRACKING YOUR INVESTMENTS

If you participate in dividend reinvestment, you will receive a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, you will receive a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, you will receive an annual statement of your holdings.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify ChaseMellon Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record. You will not be permitted to sell or withdraw shares from the Plan for a period of 15 calendar days following a change in address. This limitation on withdrawal or sale may be waived in individual cases by Mellon in its sole discretion.

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 U.S. FEDERAL INCOME TAX INFORMATION

The following is a summary of the general U.S. Federal income tax consequences for individuals participating in the Plan. This summary is not a comprehensive summary of all of the U.S. Federal income tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan (including, without limitation, state income tax consequences of participating in the
Plan).

REINVESTED DIVIDENDS AND PLAN EXPENSES: Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the IRS as dividend income. This statement will also report as taxable income any trading fees paid by Mellon on your behalf for purchases of shares.

You should not be treated as receiving an additional taxable distribution relating to your pro rata share of those fees of the Administrator or other costs of administering the Plan which are paid by Mellon. There is no assurance, however, that the IRS will concur with this position. Mellon does not currently intend to seek formal advice from the IRS on this issue.

TRANSFER OF SHARES: You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan.

You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

WITHHOLDING: Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional Mellon common stock.

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--------------------------------------------------------------------------------
 AVAILABLE INFORMATION

Mellon files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Mellon files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Mellon filings with the SEC are also available to the public from commercial document retrieval services, on Mellon's website at "http://www.mellon.com", and at the website maintained by the SEC at "http://www.sec.gov."

The SEC allows Mellon to "incorporate by reference" the information it files with the SEC, which means that Mellon can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. Mellon incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of l934 until the offering is completed.

(a) Annual Report on Form 10-K for the year ended December 31, l998.

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

(c) The description of the common stock set forth in Mellon's Registration Statement on Form 8-A, dated June 10, 1981, filed pursuant to Section 12(b) of the Exchange Act, including any reports updating such description.

(d) The description of the stock purchase rights set forth in Mellon's Registration Statement on Form 8-A, dated October 29, 1996, filed pursuant to Section 12(b) of the Exchange Act, including all reports updating such description, including without limitation Mellon's Form 8-A/A, dated October 19, 1999.

Mellon will provide without charge to each person to whom a copy of this prospectus is delivered on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Mellon, 4826 One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001. Telephone requests for copies may be directed to: 1-800-205-7699.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Mellon has not authorized anyone to provide you with different or additional information. Mellon is not making an offer to sell any stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

-------------------------------------------------------------------------------
 MISCELLANEOUS

STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS
In the event dividends are paid in Mellon common stock, or if Mellon common stock is distributed in connection with any stock split or similar transaction, your account will be adjusted to reflect the receipt of the common stock so paid or distributed. In the event that stock rights issued by Mellon are redeemed, the funds received will be invested in additional shares of Mellon's common stock or paid directly to you, depending on your election under the Plan.

VOTING OF PROXIES
You will be sent proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If the proxy card is not returned or if it is returned unsigned, none of your shares will be voted.

RESPONSIBILITY OF ADMINISTRATOR AND MELLON
Neither Mellon nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability as follows:

 . arising out of failure to terminate your account upon your death prior to receiving written notice of such death;

 . with respect to the prices at which shares are purchased or sold for your Plan account, or in book entry form, and the times when such purchases or sales are made; and

 . for any fluctuation in the market value after purchase or sale of shares.

Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends is at the discretion of Mellon's Board of Directors and will depend upon future earnings, the financial condition of Mellon and other factors.

Neither Mellon nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

LEGAL MATTERS
Carl Krasik, Associate General Counsel and Secretary of Mellon Financial Corporation, has given his opinion regarding the validity of the common stock covered by this prospectus. Mr Krasik holds shares of Mellon's common stock and options to purchase shares of such common stock issued pursuant to Mellon's Long-Term Profit Incentive Plan (1996).

PLAN MODIFICATION OR TERMINATION
Mellon reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Mellon and the Administrator also reserve the right to change any administrative procedure of the Plan.

CHANGE OF ELIGIBILITY; TERMINATION
Mellon reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments from you or reinvest your dividends. ChaseMellon Shareholder Services will issue a certificate to you upon written request.

FOREIGN PARTICIPATION
If you live outside of the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Mellon reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign law or regulations.

INDEPENDENT PUBLIC ACCOUNTANTS
The financial statements of Mellon Financial Corporation incorporated by reference from the 1998 Annual Report on Form 10-K in this prospectus have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

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